UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


August 15, 2000
(Date of earliest event reported)

Commission file number:  0-20704


         GRAPHIC PACKAGING INTERNATIONAL CORPORATION
   (Exact name of registrant as specified in its charter)


           Colorado                          84-1208699
 (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

4455 Table Mountain Drive, Golden, Colorado         80403
(Address of principal executive offices)          (Zip Code)

                    (303) 215-4600
     (Registrant's telephone number, including area code)




Item 5.   Other Events

     On August 15, 2000 the Company completed previously announced transactions regarding the issuance of $100 million of Series B Convertible Preferred Stock and amend-ments to its senior debt agreement.

Amendments to Revolving Credit and Term Loan Agreement

     On August 2, 1999 the Company entered into a $1.3 billion revolving credit and term loan agreement (the Credit Agreement) with a group of lenders and with Bank of America, N.A. as agent (the Lenders). The Credit Agreement is comprised of four senior credit facilities (the Senior
Credit Facilities), one of which has been repaid.   Amounts
outstanding under the Senior Credit Facilities immediately prior to amendment and as reported as of June 30, 2000 were as follows (in thousands):

     One-year term loan due
     August 15, 2000                         $168,500

     Five-year term loan; including
     current maturities of $6.25 million
     due September 30, 2000 and
     December 31, 2000 and $12.5 million
     due March 31, 2001 and June 30, 2001     312,500

     Five-year revolving credit facility      347,000
                                             --------
     Total                                    828,000

     Less: current maturities                (206,000)
                                             --------
     Long-term maturities                    $622,000
                                             ========

     On August 15, 2000, the Company repaid $100 million of the one-year term loan balance with proceeds from the issuance of the Series B Convertible Preferred Stock dis-cussed below.

     On August 15, 2000, in conjunction with the issuance of the Series B Convertible Preferred Stock and the repay-ment of $100 million of the one-year term loan, the Company and its Lenders agreed to amend the Credit Agreement to extend the maturity date of the $68.5 million balance of the one-year term loan to August 15, 2001, and to modify the Credit Agreement, including the following terms:

     > Extending the amortization of the five-year loan, as follows (in thousands):

	     Installments due:	2001		$25,000
				2002		 35,000
				2003		 40,000
				2004		 25,000
				2005		187,500
                                               --------
				Total	       $312,500
					       ========

     > Requiring additional principal installments as excess cash is generated
     >    Changing certain financial covenants to
          reflect the Company's new capital structure
     > Increasing the interest rate spread by 25 basis points
     > Allowing the payment of dividends on the Series B Convertible Preferred Stock

     Amounts outstanding under the Senior Credit
Facilities as of August 30, 2000, which reflect the amend-ment and the $100 million repayment, were as follows (in thousands):

     One-year term loan; due August 15, 2001      $ 68,500

     Five-year term loan; including current
     maturities of $6.25 million due March 31,
     2001 and June 30, 2001                        312,500

     Five-year revolving credit facility           347,000
                                                  --------
     Total                                         728,000

     Less: current maturities                      (81,000)
                                                  --------
     Long-term maturities                         $647,000
                                                  ========

     The Company anticipates repaying the $68.5 million one-year term loan with a combination of funds from the sale of non-core assets, the issuance of subordinated debt or other financing, and from operating cash flows. The terms of the Credit Agreement, as amended, require that proceeds from significant asset sales must be used first to repay outstanding debt, and additional debt issuances must be pre-approved by the Lenders.

     The Senior Credit Facilities are secured with first priority liens on all material assets of the Company and all of its domestic subsidiaries. If the Company is unable to make its payments under the revised terms of the Senior
Credit Facilities, the lenders could elect to proceed against the collateral in order to satisfy the Company's obligations.

Issuance of $100 Million 10% Series B Convertible Preferred
Stock

     Information to be provided herein is incorporated by reference from the Company's News Release, dated August 15,
2000 and provided as an exhibit to this current report on Form 8-K.



Item 7.   Financial Statements and Exhibits

(c)  Exhibits:

Exhibit
Number    Document Description

4.1       Preferred Stock Purchase Agreement, dated as of
          August 15, 2000, between the Company and the Grover C. Coors Trust (incorporated by reference from Exhibit 99.2 of Amendment No. 5 to Schedule
          13D, dated August 15, 2000, and filed by William
	  K. Coors, Peter H. Coors, Joseph Coors, Jr.,
          Jeffrey H. Coors, Adolph Coors, Jr. Trust, Grover
          C. Coors Trust, May K. Coors Trust and Herman F.
          Coors Trust).

4.2       Registration Rights Agreement, dated as of August
          15, 2000, between the Company and the Grover C.
          Coors Trust (incorporated by reference from Exhibit 99.3 of Amendment No. 5 to Schedule 13D, dated August 15, 2000, and filed by William
	  K. Coors, Peter H. Coors, Joseph Coors, Jr.,
          Jeffrey H. Coors, Adolph Coors, Jr. Trust, Grover
          C. Coors Trust, May K. Coors Trust and Herman F.
          Coors Trust).

4.3 Statement of Designations, approved by the Company's Board of Directors on August 14, 2000
          (incorporated by reference from Exhibit 99.4 of Amendment No. 5 to Schedule 13D dated August 15,
          2000, and filed by William K. Coors, Peter H.
          Coors, Joseph Coors, Jr., Jeffrey H. Coors,
          Adolph Coors, Jr. Trust, Grover C. Coors Trust,
          May K. Coors Trust and Herman F. Coors Trust).

4.4       10% Series B Convertible Preferred Stock
          Certificate

10.1      Second Amendment to Revolving Credit and Term
          Loan Agreement among the Company and its one-year term lenders.

10.2      Third Amendment to Revolving Credit and Term Loan
          Agreement among the Company and its lenders.

99 News Release, dated as of August 15, 2000, announcing the issuance of preferred stock.



                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 30, 2000           By /s/ Gail A. Constancio
                                 --------------------------
                                 Gail A. Constancio
                                 (Chief Financial Officer)

Date:  August 30, 2000           By /s/ John S. Norman
                                 --------------------------
                                 John S. Norman
                                 (Corporate Controller)